FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Court Street Trust II

Fund	Fidelity Connecticut Municipal Money Market Fund
Trade Date	10/2/2015
Settle Date	10/15/2015
Security Name	CT SPEC TAX 3% 8/1/16
CUSIP	207758TN3
Price	102.197
Transaction Value	$ 11,241,670.00
Class Size	$ 370,725,000.00
% of Offering	2.967%
Underwriter Purchased From	TD Securities
Underwriting Members: (1)	TD Securities
Underwriting Members: (2)	RBC Capital Markets
Underwriting Members: (3)	BofA Merrill Lynch
Underwriting Members: (4)	Citigroup
Underwriting Members: (5)	Goldman, Sachs & Co.
Underwriting Members: (6)	Raymond James
Underwriting Members: (7)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (8)	Cabrera Capital Markets, LLC
Underwriting Members: (9)	Fidelity Capital Markets
Underwriting Members: (10)	J.P. Morgan
Underwriting Members: (11)	Janney Montgomery Scott
Underwriting Members: (12)	KeyBanc Capital Markets Inc.
Underwriting Members: (13)	Loop Capital Markets LLC
Underwriting Members: (14)	Morgan Stanley
Underwriting Members: (15)	Piper Jaffray & Co.
Underwriting Members: (16)	Rice Financial Products Company
Underwriting Members: (17)	Roosevelt & Cross Incorporated
Underwriting Members: (18)	U.S. Bancorp Investments, Inc.
Underwriting Members: (19)	Wells Fargo Securities